UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2015

Aruba Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 227-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On May 1, 2015, Aruba Networks, Inc. (“Aruba”) held a special meeting of stockholders (the “Special Meeting”) at Aruba’s principal executive offices in Sunnyvale, CA.

As of the record date, April 2, 2015, there were 109,756,185 shares of common stock of Aruba outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 88,778,428 shares, or approximately 80.88% of all outstanding shares of common stock, were present either in person or by proxy. Three matters were voted upon at the Special Meeting, with the Board of Directors of Aruba recommending a vote “FOR” each of the proposals voted upon, as further described in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2015 (the “Definitive Proxy Statement”).

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of March 2, 2015 (the “Merger Agreement”) by and among Aruba, Hewlett-Packard Company (“Hewlett-Packard”) and Aspen Acquisition Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Aruba (the “Merger”) and Aruba will become a wholly-owned subsidiary of Hewlett-Packard, and the transactions contemplated by the Merger Agreement.

Proposal No. 2 (the “Adjournment Proposal”) was to consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement and the transactions contemplated thereby at the time of the Special Meeting.

Proposal No. 3 (the “Merger Compensation Proposal”) was to consider and vote on the proposal to approve, by an advisory, non-binding vote, the payment of certain compensation that will or may become payable to Aruba’s named executive officers in connection with the Merger.

The Merger Proposal, Adjournment Proposal and the Merger Compensation Proposal were approved. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstained	Broker Non- Votes
Proposal 1 – The Merger Proposal	86,868,383	1,709,435	200,610	0
Proposal 2 – The Adjournment Proposal	84,113,483	4,546,443	118,502	0
Proposal 3 – The Merger Compensation Proposal	81,763,624	4,995,687	2,019,117	0

Item 8.01 Other Events.

On April 28, 2015, the Federal Cartel Office cleared the Merger under the Act against Restraints of Competition in Germany. On April 29, 2015, the Federal Competition Authority and the Federal Cartel Prosecutor cleared the Merger under the Austrian Cartel Act. These clearances satisfy two of the conditions to the closing of the pending Merger, which remains subject to other regulatory approvals and customary closing conditions. The Merger is expected to close in the second quarter of calendar year 2015.

Forward-Looking Statements

This Current Report on Form 8-K, and the documents to which we refer you herein and in the Definitive Proxy Statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Risks and uncertainties include, among other things, uncertainties regarding the timing of the closing of the transaction; the possibility that various closing conditions to the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the Merger; that there is a material adverse change to Aruba; risks to the consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all; other business effects, including effects of industry, economic or political conditions outside Aruba’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and the other risks that are described in the Annual Report on Form 10-K of Aruba for the fiscal year ended July 31, 2014, the Quarterly Report on Form 10-Q of Aruba for the fiscal quarter ending October 31, 2014, the Quarterly Report on Form 10-Q of Aruba for the fiscal quarter ending January 31, 2015 and Aruba’s other filings with the Securities and Exchange Commission.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects including as may be detailed in our other filings made from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aruba Networks, Inc.

By:	/s/ Ava Hahn
Name: Ava Hahn
Title: General Counsel

Date: May 1, 2015